Exhibit 5.3(b)

July 15, 2009

AMC Entertainment Inc.

920 Main Street

Kansas City, Missouri 64105-1977

Re:                   Registration Statement on Form S-4 (File No. 333-160179)

Ladies and Gentlemen:

We have acted as counsel to Premium Theater of Framingham, Inc., a Massachusetts corporation (the “Massachusetts Corporate Guarantor”), which is an indirect, wholly-owned subsidiary of AMC Entertainment Inc., a Delaware corporation (the “Company”), in connection with (i) the proposed issuance by the Company in an exchange offer of $600,000,000 aggregate principal amount of 8.75% Senior Notes due 2019 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Act”), in exchange for like principal amount of the Company’s outstanding 8.75% Senior Notes due 2019 (the “Initial Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes (the “Guarantee”) by the Massachusetts Corporate Guarantor, and (iii) the registration statement on Form S-4 filed by the Company and the Massachusetts Corporate Guarantor with the Securities and Exchange Commission (as amended, the “Registration Statement”) for the purpose of registering the Exchange Notes and the Guarantee under the Act.  This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of June 9, 2009 (the “Indenture”) among the Company, certain subsidiaries of the Company, including the Massachusetts Corporate Guarantor, and U.S. Bank National Association, as trustee.  The terms of the Guarantee are contained in the Indenture, and the Guarantee will be issued pursuant to the Indenture.  Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)                                  The Indenture;

(b)                                 A form of the Exchange Notes (and together with the Indenture, the “Notes Documents”); and

(c)                                  The Articles of Organization and By-laws, as amended to date, of the Massachusetts Corporate Guarantor.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Massachusetts Corporate Guarantor, public officials and other appropriate persons, and on the representations and warranties as to matters of fact contained in the Notes Documents or certificates delivered in connection with the Notes Documents.

Our opinion in the numbered paragraph 1 below, is based solely on certificates issued by the Secretary of State of The Commonwealth of Massachusetts, and our opinion with respect to such matters is rendered as of the dates of such certificates and is limited accordingly.

We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.             The Massachusetts Corporate Guarantor is a corporation validly existing under the laws of The Commonwealth of Massachusetts.

2.             The Indenture has been duly authorized and executed by the Massachusetts Corporate Guarantor.

3.             The Guarantee has been duly authorized by the Massachusetts Corporate Guarantor.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The opinions expressed herein do not purport to cover, and we express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein.  We also hereby consent to O’Melveny & Myers LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Ropes & Gray LLP